Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

Delaware Trust Company

(Exact name of trustee as specified in its charter)

Delaware	51-0011500
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

251 Little Falls Drive Wilmington, Delaware	19808
(Address of principal executive offices)	(Zip code)

Corporation Service Company

251 Little Falls Drive

Wilmington, Delaware

(800) 927-9801

(Name, address and telephone number of agent for service)

Deutsche Bank Aktiengesellschaft

(Exact name of obligor as specified in its charter)

Federal Republic of Germany	Not Applicable
(State or other jurisdiction of incorporation of organization)	(I.R.S. Employer Identification No.)

Taunusanlage 12

60325 Frankfurt am Main

Germany

(ph: +49-69-910-00)

(Address of principal executive offices)

Senior Debt Securities of Deutsche Bank Aktiengesellschaft

(Title of the indenture securities)

Item 1.	General Information.
Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

Office of the State Banking Commissioner
State of Delaware
555 East Loockerman Street Dover, DE 19901

(b) Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

Items 3-14.

No responses are included for Items 3–14 because the obligor is not in default as provided under Item 13.

Item 15.	Foreign Trustee.

Not applicable.

Item 16.	List of Exhibits

List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect as contained in the Certificate of Incorporation. *

Exhibit 2.	A copy of the Certificate of Incorporation. *

Exhibit 3.	See Exhibit 2.

Exhibit 4.	A copy of by-laws of the trustee as now in effect. *

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to Exhibit 25.1 to the registration statement on S-1, Registration Number 333-225797 filed on June 21, 2018.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Delaware Trust Company, a non-depository trust company and corporation duly organized and existing under the laws of Delaware, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 3rd day of August 2021.

DELAWARE TRUST COMPANY

/s/ Gregory Daniels
Name:	Gregory Daniels
Title:	Assistant Vice President

EXHIBIT 6

August 3, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

DELAWARE TRUST COMPANY

/s/ Gregory Daniels
Name:	Gregory Daniels
Title:	Assistant Vice President

EXHIBIT 7

Report of Condition of

Delaware Trust Company

of 251 Little Falls Drive, Wilmington, Delaware 19808

at the close of business March 31, 2021, filed in accordance with 5 Del. Laws, c.9, §904

Dollar Amounts In Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin
Interest-bearing balances	909
Securities:
Held-to-maturity securities
Available-for-sale securities
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices
Securities purchased under agreements to resell
Loans and lease financing receivables:
Loans and leases held for sale
Loans and leases, net of unearned income
LESS: Allowance for loan and lease losses
Loans and leases, net of unearned income and allowance	0
Trading Assets
Premises and fixed assets (including capitalized leases)	247
Other real estate owned
Investments in unconsolidated subsidiaries and associated companies
Direct and indirect investments in real estate ventures
Intangible assets
Goodwill
Other intangible assets	1,284
Other assets	108,907

Total assets	111,347

Dollar Amounts In Thousands
LIABILITIES
Deposits:
In domestic offices
Noninterest-bearing
Interest-bearing
In foreign offices, Edge and Agreement subsidiaries, and IBFs
Noninterest-bearing
Interest-bearing
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices
Securities sold under agreements to repurchase

Trading liabilities
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)
Subordinated notes and debentures
Other liabilities	3,469

Total liabilities	3,469

EQUITY CAPITAL
Perpetual preferred stock and related surplus
Common stock	500
Surplus (exclude all surplus related to preferred stock)	105,501
Retained earnings	1,877
Accumulated other comprehensive income
Other equity capital components

Total institution equity capital	107,878
Noncontrolling (minority) interests in consolidated subsidiaries

Total equity capital
107,878
Total liabilities, and equity capital	111,347

I, Edwin J. Dealy, CFO of the above-named State Non-Depository Trust Company, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true to the best of my knowledge and belief.

/s/ Edwin J. Dealy
Edwin J Dealy
CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate State regulatory authority and is true and correct.

/s/ Rodman Ward	/s/ John Hebert
Rodman Ward	John Hebert